Exhibit A



                            THE CATALYST GROUP, INC.
                                   FORM U-3A-2

                               Index to Exhibit A





Exhibit A1 -   Catalyst Old River Hydroelectric Limited Partnership audited 2000 financial statements

Exhibit A2 -   Catalyst Vidalia Corporation unaudited 2000 financial statements

Exhibit A3 -   Catalyst Vidalia Holding Corporation  unaudited 2000 consolidated financial statements

Exhibit A4 -   Catalyst Vidalia Holding Corporation unaudited 2000 consolidating financial statements

Exhibit A5 -   Catalyst Vidalia Acquisition Corporation unaudited 2000 financial statements

Exhibit A6 -   The Catalyst Group, Inc.  unaudited 2000  consolidated  financial statements

Exhibit A7 -   The Catalyst Group, Inc. unaudited 2000  consolidating  financial statements

                                                                      Exhibit A1



              CATALYST OLD RIVER HYDROELECTRIC LIMITED PARTNERSHIP

                        AUDITED 2000 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Corporation (File number 69-00443) on February 28, 2001.

                                                                      Exhibit A2



                          CATALYST VIDALIA CORPORATION

                       UNAUDITED 2000 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Corporation (File number 69-00443) on February 28, 2001.

                                                                      Exhibit A3



                      CATALYST VIDALIA HOLDING CORPORATION

                UNAUDITED 2000 CONSOLIDATAED FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Holding Corporation (File number 69-00445) on February 28, 2001.

                                                                      Exhibit A4



                      CATALYST VIDALIA HOLDING CORPORATION

                UNAUDITED 2000 CONSOLIDATING FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Holding Corporation (File number 69-00445) on February 28, 2001.

                                                                      Exhibit A5



                    CATALYST VIDALIA ACQUISITION CORPORATION

                       UNAUDITED 2000 FINANCIAL STATEMENTS





The above named financial statements are hereby incorporated by reference from the Form U-3A-2 filed by Catalyst Vidalia Acquisition Corporation (File number 69-00447) on February 28, 2001.

                                                                      Exhibit A6

                    THE CATALYST GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                     (In U.S. thousands, except share data)
                                    Unaudited

                                                                                                December 31,            December 31,
                                                                                                    2000                    1999
                                                                                                ------------            ------------
                                     ASSETS

Cash and cash equivalents                                                                         $  3,981                $  1,890
Cash at Century Power                                                                                1,263                   1,462
Management fee and interest receivable from CORHLP                                                   2,469                   1,157
Investment in CORHLP                                                                               170,657                 182,060
Dominion Capital Inc. note receivable plus accrued interest                                         22,911                  22,870
Investment in Trilon Dominion Partners, LLC                                                             --                   2,600
Discover Resorts note receivable plus accrued interest                                               5,553                   2,295
Loan to Lincorp Holdings, Inc. plus accrued interest                                                   194                     131
Other assets                                                                                           136                     130
                                                                                                  --------                --------
                Total assets                                                                      $207,164                $214,595
                                                                                                  ========                ========


                      LIABILITIES AND STOCKHOLDERS' EQUITY


Note payable Trilon International plus accrued interest                                           $  5,284                $  2,294
Note payable Dominion Capital Inc. plus accrued interest                                            24,443                  23,116
Senior note payable Trilon International plus accrued interest                                      16,254                  16,254
Junior note payable First Toronto Equities plus accrued interest                                   131,496                 119,364
Accounts payable and accrued expenses                                                                  250                     362
Management fee payable Great Lakes Power                                                               780                     400
Other non current liabilities                                                                          449                     449
Current and deferred income taxes                                                                   (5,039)                  5,130
                                                                                                  --------                --------
                Total liabilities                                                                  173,917                 167,369
                                                                                                  --------                --------

Senior Participating Preferred Stock - $.01 par value;
  500,000 shares authorized, 134,000 issued and outstanding                                              1                       1
Junior Participating Preferred Stock - $.01 par value;
  500,000 shares authorized, 65,000 issued and outstanding                                               1                       1
Common Stock - $.01 par value;
  100,000 shares authorized, issued and outstanding                                                      1                       1
Additional paid-in capital                                                                         199,997                 199,997
Accumulated deficiency                                                                            (166,753)               (152,774)
                                                                                                  --------                --------
                Total stockholders' equity                                                          33,247                  47,226
                                                                                                  --------                --------

                Total liabilities and stockholders' equity                                        $207,164                $214,595
                                                                                                  ========                ========

                                                                      Exhibit A6

                    THE CATALYST GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                               (In U.S. thousands)
                                    Unaudited

                                                           Year ended
                                                    December 31,   December 31,
                                                        2000           1999
                                                    ------------   ------------

Operating revenues:
    Equity interest in operating results of CORHLP    $(11,403)      $    656
    Management fee income                                2,319          2,106
                                                      --------       --------
        Total operating revenue                         (9,084)         2,762
                                                      --------       --------

Operating expenses:
    Management fee expense                                 806            750
    General and administrative                             663          1,040
                                                      --------       --------
        Total operating expenses                         1,469          1,790
                                                      --------       --------

Operating income (loss)                                (10,553)           972

Other income (expense):
    Interest income                                      2,366          2,141
    Interest expense                                   (15,260)       (12,990)
    Other                                                  149            781
                                                      --------       --------
Loss before income taxes                               (23,298)        (9,096)

Income tax benefit                                      (9,319)        (3,638)

                                                      --------       --------
Net loss                                              $(13,979)      $ (5,458)
                                                      ========       ========

                                                                      Exhibit A6

                    THE CATALYST GROUP, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                               (In U.S. thousands)
                                    Unaudited


                                                           Year ended
                                                   December 31,    December 31,
                                                       2000           1999
                                                   ------------    ------------

Cash flows provided by (used in) all activities:

Net loss                                             $(13,979)      $ (5,458)
Adjustments to reconcile net loss to net cash
 provided by (used in) all activities:
    Equity interest in CORHLP                          11,403           (656)
    Distribution from CORHLP, net                          --          5,948
    Management fee receivable - CORHLP                 (1,312)            38
    Investment in CORHLP - LP interest                     --        (36,675)
    Great Lakes Power  promissory note                     --          3,122
    Carena note receivable plus accrued interest           --         25,866
    Fullerton note receivable                              --         15,291
    Loan to Discover Resorts / Law Investments         (3,258)        (2,295)
    Loan to Dominion Capital, Inc.                        (41)       (22,870)
    Loan from Dominion Capital, Inc.                    1,327         23,116
    Investment in Trilon Dominion Partners, LLC         2,600             --
    Investment in 1147906 Ontario Ltd.                     --            720
    Other assets                                          130             51
    Note to Trilon International                        2,990        (12,995)
    Accounts payable and accrued expenses                (112)           (92)
    Deferred income taxes                             (10,169)        (4,583)
    Management fee payable - Great Lakes Power            380            400
    Junior note payable - First Toronto Equities       12,132         10,864
    Senior note payable - Trilon International             --             --
                                                     --------       --------
Net cash provided by (used in) all activities           2,091           (208)

Cash and cash equivalents at beginning of period        1,890          2,098

                                                     --------       --------
Cash and cash equivalents at end of period           $  3,981       $  1,890
                                                     ========       ========

                                                                      Exhibit A6

                    THE CATALYST GROUP, INC. AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS'
                                EQUITY (DEFICIT)


                               (In U.S. thousands)
                                    Unaudited

                                            Senior          Junior
                                        Participating    Participating                    Additional
                                          Preferred        Preferred         Common         Paid-in      Accumulated
                                            Stock            Stock            Stock         Capital      Deficiency        Total
                                        ------------      ------------    ------------   ------------   ------------    ------------
Balances at December 31, 1998                     $1                $1              $1       $199,997      ($147,316)       $52,684

Net loss                                                                                                      (5,458)        (5,458)
                                        ------------      ------------    ------------   ------------   ------------    ------------

Balances at  December 31, 1999                     1                 1               1        199,997       (152,774)        47,226

Net loss                                                                                                     (13,979)       (13,979)
                                        ------------      ------------    ------------   ------------   ------------    ------------

Balances at  December 31, 2000                    $1                $1              $1       $199,997      ($166,753)       $33,247
                                        ============      ============    ============   ============   ============    ============

                                                                      Exhibit A7

THE CATALYST GROUP, INC. AND SUBSIDIARIES
BALANCE SHEET
DECEMBER 31, 2000
(in thousand)

                                                                  CVHC/                                 CONSOLIDATING ENTRIES
                                       The Catalyst  Century    VHLLC/                        --------------------------------------
                                        Group, Inc.   Power      CVC      CVAC     Total        DR   j/e#    CR     j/e#     Total
                                       ---------------------------------------------------------------------------------------------

               ASSETS
-------------------------------------
Current Assets:
    Cash ..............................    $3,598                  384                $3,982                       1          3,981
  Century Power cash                                  1,263                           1,263                                   1,263
  Century investment in CVHC P/S                    111,290                         111,290                 111,290 7             0
    Receivables:
      Interest Receivable  PRI Resorts        272                                       272                                     272
      Interest Receivable  DCI                                     411                  411                                     411
      Mgmt fee rec CORHLP                                        2,469                2,469                                   2,469
      Interest rec CORLP mgmt fee                                                         0                       0 6             0
    Prepaid expenses and other assets           1         5         68                   74                                      74
                                         -------------------------------------------------------------------------------------------

        Total current assets ..........     3,871   112,558      3,332         0    119,761      0          111,291           8,470
                                         -------------------------------------------------------------------------------------------


Plant, Property and Equipment,
  at cost .............................                  66                              66                                      66
  Less:  Accumulated Depreciation .....                 (32)                            (32)                                    (32)
                                         -------------------------------------------------------------------------------------------
                                                0        34          0         0         34      0                0              34

Note receivable DResorts/Law Invest         5,281                                     5,281                                   5,281
Note receivable Lincorp Holdings                        194                             194                                     194
Notes receivable  DCI                                           22,500               22,500                                  22,500
Intercompany accounts .................     1,262                                     1,262                   1,262 5            --
Investments in subsidiaries ...........   107,802              170,657   108,208    386,667      1          216,011 1,2     170,657
Note receivable VH LLC ................    37,705              (37,705)                   0                                      --
Interest receivable VH LLC ............       642                 (642)                   0                                      --
Intercompany accounts .................                                                   0                         6             0
Other assets ..........................                             28                   28                                      28
                                         -------------------------------------------------------------------------------------------
        Total assets ..................   156,563   112,786    158,170   108,208    535,727      1          328,564         207,164
                                         ===========================================================================================

                                                                      Exhibit A7
THE CATALYST GROUP, INC. AND SUBSIDIARIES
BALANCE SHEET
DECEMBER 31, 2000
(in thousand)

                                                                 CVHC/                               CONSOLIDATING ENTRIES
                                       The Catalyst  Century   VHLLC/                      -----------------------------------------
                                        Group, Inc.   Power     CVC     CVAC    Total        DR   j/e#    CR     j/e#     Total
                                       ---------------------------------------------------------------------------------------------
LIABILITIES & STOCKHOLDERS' EQUITY:
--------------------------------------
Current Liabilities:
  Accounts payable and accrued exp ....                 250                          $250                                      $250
  Management Fee payable ..............                           780                 780                                       780
  Related party payables ..............                                                 0         0 6                             0
                                         -----------------------------------------------------------------------------------------
      Total current liabilities .......         0       250       780        0      1,030         0                0          1,030
                                         -------------------------------------------------------------------------------------------

Intercompany payables (noncurrent) ....                 360       900        2      1,262     1,262 5                             -
Deferred income taxes .................                        11,170              11,170    17,312 10,13          0 13      (6,142)
Income Taxes payable ..................     1,367                                   1,367       264 4                         1,103
                                         -------------------------------------------------------------------------------------------

Other liabilities .....................       449                                     449                                       449
                                         -------------------------------------------------------------------------------------------

Long and s/t debt plus accrued int        153,034              24,443             177,477                                   177,477
                                         -------------------------------------------------------------------------------------------
Total liabilities .....................   154,850       610    37,293        2    192,755    18,838                0        173,917
                                         -------------------------------------------------------------------------------------------

Shareholders' equity
  Common stock ........................       999                                     999                          1 9        1,000
  Senior Preferred Stock ..............         1                 134                 135       134 8        133,999 9      134,000
  Junior Preferred Stock ..............         1                                       1                     64,999 9       65,000
  Additional paid in capital ..........   198,999   150,601   110,591  108,208    568,399   568,400 1,2,7,8,       1              0
  Accum deficiency ....................  (198,287) .(38,425)   10,152       (2)  (226,562)        1           42,234 8     (166,753)
                                         --------------------------------------------------------                           --------

                                                                                                  0 11        13,216 4,10

                                                                                                  0 I/S        4,360  I/S
                                                                                                             -------

      Total shareholders' equity ......     1,713   112,176   120,877  108,206    342,972   568,535          258,810         33,247
                                         -------------------------------------------------------------------------------------------

Total liabilities &
  shareholders' equity ................  $156,563  $112,786   158,170  108,208    535,727   587,373          258,810        207,164
                                         ===========================================================================================

                                                                      Exhibit A7
THE CATALYST GROUP, INC. AND SUBSIDIARIES
INCOME STATEMENT
DECEMBER 31, 2000
(in thousand)

                                                                 CVHC/                               CONSOLIDATING ENTRIES
                                       The Catalyst  Century   VHLLC/                      -----------------------------------------
                                        Group, Inc.   Power     CVC     CVAC    Total        DR   j/e#    CR     j/e#     Total
                                       ---------------------------------------------------------------------------------------------
Equity interest in operating results-
  Catalyst Old River Hydroelectric ..                         (11,403)           (11,403)                                 ($11,403)
Operating Revenues ..................                   0                              0                                         0
                                          --------------------------------------------------------     -----------     ------------

      Total operating revenue .......        (140)    490      (9,434)    0       (9,084)      0              0             (9,084)
                                          --------------------------------------------------------     -----------     ------------

  Depreciation ......................                                                          0                                 0
      Total operating expenses ......          56     574         838     1        1,469       0              0              1,469
                                          --------------------------------------------------------     -----------     ------------

Operating income (loss) .............        (196)    (84)    (10,272)   (1)     (10,553)     --             --            (10,553)



  Gain on disposition of property ...                                                  0                                         0
  Interest and dividend income ......         613      73       1,680              2,366                                     2,366
  Write-down Investment .............                                                  0                                         0
  Other income/expenses/reversals ...         149                                    149                                       149
  State franchise and income tax ....                                                  0                                         0
  Intercompany interest .............       2,420              (2,420)                --                                        --
                                          --------------------------------------------------------     -----------     ------------

Income (loss) before
  income taxes, and minority interest     (10,884)    (11)    (12,402)   (1)     (23,298)     --             --            (23,298)
Provision (credit) for income taxes..                          (4,960)    1       (4,959)      0    13    4,360    13       (9,319)
                                          --------------------------------------------------------     -----------     ------------

Net income (loss) ...................     (10,884)    (11)    ($7,442)  ($2)    ($18,339)     --         (4,360)          ($13,979)
                                         =========================================================     ===========      ===========

                                                                      Exhibit A7

THE CATALYST GROUP, INC.
CONSOLIDATING ENTRIES
12/31/2000

Description                                         Debit        Credit
-----------                                         -------      --------

1 *  Equity of CVAC                                 107,802
       Investment in CVAC                                        107,802
     Eliminate TCG investment in CVAC
       (9,760+133,593-18,500-13278-250-3523)

2.   Equity of Century                                8,760
     Equity of CENTURY             (A)               98,449
     Equity of CVHC                                   1,000
       Investment in Century (@ cost)                              8,760
       Investment in CENTURY                                      98,449 (A)
       Investment in CVHC-Common                                   1,000
     Eliminate CVAC investment in Century and CVHC
     (A) "Contribution of CVHC shares in 1996, less 1998, 1999 dividend."

3    Intentionally Note Used - (P/Y J/E
       3 Booked to TCGI)

4 *  Income taxes Payable                               264
       Retained Earnings
     Carryforward of PY entry adjusted for actual                    264
       balance booked to Century

5    A/P CEC - Taxes due                              1,262
       A/R Century                                                 1,262
     Eliminate intercompany payable/receivable b/t
       The Catalyst Group and Century

6    A/P-CVHC/CVC                                         0
       A/R-TCG                                                         0
     Eliminate interco receivable and payable b/t
       CVHC/CVC and TCG

7    Equity of CVHC                                 111,290
       Investments                                               111,290
     Eliminate Century investment in CVHC

8 *  Senior Peferred Stock                              134
     Additional Paid in Capital                      42,100
       Accum Deficiency                                           42,234
     To adjust capital account to agree with
       parent company

9 *  Additional paid in capital                     198,000
       Common Stock                                                    1
       Senior Preferred                                          133,999
       Junior Preferred                                           64,999
     To change presentation of R/E from par
       valuation to actual value

10   Deferred Income Taxes Payable                   12,952
       Retained Earnings                                          12,952
     To have tax provion equal 40% of total
       consolidated income of p/y's

11 * Retained Earnings
       Bad Debt Expense
     Reversal of P/Y J/E #11. For changes in
       (collections of) reserved amounts.

12   Deferred Income Taxes Payable                    4,360
       Tax Provision                                               4,360
     To have tax provion equal 40% of total
       consolidated income

   * No change from prior report.